Exhibit 99.1

         LTX Announces Fourth Quarter and Fiscal Year Results

     NORWOOD, Mass.--(BUSINESS WIRE)--Aug. 30, 2006--LTX Corporation (NASDAQ: LTXX), a leading provider of semiconductor test solutions, today announced financial results for its fourth quarter and fiscal year ended July 31, 2006.
     Sales for the 2006 fourth fiscal quarter were $67,410,000, up 20% from the prior quarter, and up 73% from a year ago. Net income for the quarter was $13,929,000, or $0.22 per share on a GAAP basis, which included restructuring and other charges totaling $179,000. Without these charges, the non-GAAP net income for the quarter was $14,108,000, or $0.23 per share. Prior quarter sales for the 2006 third fiscal quarter were $56,339,000, and the net income was $8,141,000, or $0.13 per share on a GAAP basis. Sales for the 2005 fourth fiscal quarter were $38,928,000 and the net loss was $(6,214,000), or $(0.10) per share on a GAAP basis. Incoming orders for the 2006 fourth fiscal quarter were $44 million.
     For the twelve-month period ended July 31, 2006, sales were $216,503,000 compared to $134,531,000 in the preceding fiscal year. Net income was $12,241,000, or $0.20 per diluted share on a GAAP basis, which included restructuring and other charges totaling $6,503,000, or $0.10 per share, and also included stock-based compensation expense of $4,673,000, or $0.08 per share. For the prior fiscal year, net loss was $(132,726,000), or $(2.17) per share on a GAAP basis, which included restructuring and other charges totaling $79,183,000, or $1.30 per share.
     David G. Tacelli, chief executive officer and president, commented, "Our strong fourth quarter results capped off a fiscal year of positive advancements at LTX. Although we were slightly under our revenue guidance, we hit the midpoint of our EPS guidance due to our strong business model. In fact, we delivered our most profitable quarter since the second fiscal quarter of 2001.
     As our incoming orders indicate, the business environment did slow during the quarter. On the positive side, we continue to diversify our customer base by having four customers that each represent greater than 10% of incoming orders."

     FIRST QUARTER FISCAL 2007 OUTLOOK

     For the quarter ending October 31, 2006, revenue is expected to be in the range of $51 million to $53 million, with gross margin of approximately 51%. The earnings per share is projected to be in the range of $0.07 to $0.09 assuming 63 million shares outstanding and a 0% tax rate.

     The Company will conduct a conference call today, August 30, 2006, at 4:30 PM EDT to discuss this release. The conference call will be simulcast via the LTX web site (www.ltx.com). Audio replays of the call can be heard through September 29, 2006 via telephone by dialing 888-286-8010, passcode 96129415 or by visiting our web site at www.ltx.com.

     "Safe Harbor" Statement: This press release contains forward-looking statements within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that relate to prospective events or developments, including, without limitation, statements regarding our revenue, margin, earnings guidance and the business cycle, are deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions are intended to identify forward-looking statements. There are a number of important factors and risks that could cause actual results or events to differ materially from those indicated by these forward-looking statements. Such risks and factors include, but are not limited to, the risk of fluctuations in sales and operating results, risk related to the timely development of new products, options and software applications, as well as the other factors described under "Business Risks" in LTX's most recently filed annual report on Form 10-K and in our most recently filed quarterly report on Form 10-Q filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements.

     ABOUT LTX

     LTX Corporation (Nasdaq: LTXX) is a leading supplier of test solutions for the global semiconductor industry. Fusion, LTX's patented, scalable, single-platform test system, uses innovative technology to provide high performance, cost-effective testing of system-on-a-chip, mixed signal, RF, digital and analog integrated circuits. Fusion addresses semiconductor manufacturers' economic and performance requirements today, while enabling their technology roadmap of tomorrow. LTX's web site is www.ltx.com.

     LTX and Fusion are registered trademarks and enVision is a trademark of LTX Corporation. All other trademarks are the property of their respective owners.

     www.ltx.com


                           LTX CORPORATION

                      CONSOLIDATED BALANCE SHEET
                            (In thousands)

                                                    July 31,  July 31,
                                                      2006      2005
                                                   --------- ---------
ASSETS
Current assets:
   Cash and Cash equivalents                       $106,445  $ 55,269
   Marketable Securities                             87,776   122,205
   Accounts receivable - trade                       38,704    19,776
   Accounts receivable - other                        3,269     5,497
   Inventories                                       29,847    41,181
   Prepaid Expense                                    4,156     4,942
                                                   --------- ---------

      Total current assets                          270,197   248,870

Property and equipment, net                          37,633    47,135
Goodwill and other intangible assets                 15,462    16,162
Other assets                                          4,398     4,225
                                                   --------- ---------

                                                   $327,690  $316,392
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt               $ 70,071  $    606
   Accounts payable                                  20,995    27,934
   Deferred revenues and customer advances            3,646     2,712
   Deferred gain on leased equipment                    644     2,215
   Other accrued expenses                            31,554    32,446
                                                   --------- ---------

      Total current liabilities                     126,910    65,913
                                                   --------- ---------

Long-term debt, less current portion                 77,620   147,687
Long-term liability other                             5,521     2,803
Stockholders' equity                                117,639    99,989
                                                   --------- ---------
                                                   $327,690  $316,392
                                                   ========= =========



                           LTX CORPORATION

                 CONSOLIDATED STATEMENT OF OPERATIONS

            (In thousands, except earnings per share data)

                                   Three Months       Twelve Months
                                      Ended              Ended
                                    July 31,            July 31,
                                ----------------- --------------------
                                  2006     2005      2006       2005
                                -------- -------- --------- ----------

Net sales                       $67,410  $38,928  $216,503  $ 134,531

Cost of sales (includes stock-
 based compensation expense of
 $31 for Q4 FY06; $0 for Q4
 FY05; $161 YTD FY06; $0 YTD
 FY05)                           31,534   23,994   109,975     90,806

Inventory related provision           -        -       221     47,457
                                -------- -------- --------- ----------

   Gross Margin                  35,876   14,934   106,307     (3,732)

Engineering and product
 development expenses
 (includes stock-based
 compensation expense of $241
 for Q4 FY06; $0 for Q4 FY05,
 $1,049 YTD FY06; $0 YTD FY05)   12,428   14,277    53,807     66,302

Selling, general and
 administrative expenses
 (includes stock-based
 compensation expense of $1,045
 for Q4 FY06; $0 for Q4 FY05;
 $3,463 YTD FY06; $0 YTD FY05)    8,916    6,119    31,135     29,366

Reorganization costs                179        -     6,282     31,726
                                -------- -------- --------- ----------

   Income (loss) from
    operations                   14,353   (5,462)   15,083   (131,126)

Interest income (expense), net     (424)    (752)   (2,842)    (1,600)
                                -------- -------- --------- ----------

Net income (loss)               $13,929  $(6,214) $ 12,241  $(132,726)
                                ======== ======== ========= ==========

Net income (loss) per share
Basic                           $  0.23  $ (0.10) $   0.20  $   (2.17)
Diluted                         $  0.22  $ (0.10) $   0.20  $   (2.17)

Weighted average shares:
Basic                            61,905   61,305    61,684     61,144
Diluted                          62,468   61,305    62,207     61,144


     CONTACT: LTX Corporation
              Mark Gallenberger, 781-467-5417